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                                                                    Exhibit 3.3
                                     BY-LAWS

                                       OF

                             WORLDCOMM SYSTEMS INC.

                   a Delaware corporation (the "Corporation")

                               ARTICLE I - OFFICES

      Section 1.1. Location. The address of the Corporation's registered office in the State of Delaware shall be 3422 Old Capitol Trail, Suite 700, in the City of Wilmington, County of New Castle, 19808-6192, or such other address as is designated by resolution of the Board of Directors. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

      Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall he held at the principal office of the Corporation in the State of New York, or at such other place within or without the State of Delaware as the Board of Directors may fix, at 10 o'clock a.m., local time, on August 15 of each year, commencing with the year 1995, or at such other time and date as the Board of Directors may fix.

      Section 2.2. Special Meetings. Special meetings of stockholders, unless otherwise prescribed by law, may be called at any time by the Board of Directors, by the Chief Executive Officer or by order of the Board of Directors pursuant to the written request of the holders of at least twenty percent (20%) of the outstanding stock of the Corporation. At any special meeting, only such business may be transacted as is related to the purpose or purposes set forth in the notice required by Section 2.4. Special meetings of stockholders shall be held at such place within or without the State of Delaware as shall be designated in the notice of meeting.

      Section 2.3. List of Stockholders Entitled to Vote. A list of stockholders as of the record date, determined pursuant to Section 5.8 and certified by the corporate officer responsible for its preparation or by the Corporation's transfer agent, shall be produced at any meeting of stockholders upon request of any stockholder thereat or prior thereto. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

      Section 2.4. Notice of Meetings. Written notice of each annual and special meeting of stockholders, other than any meeting for which the giving of notice is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which it is called, shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote at such meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be

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given not less than twenty (20) nor more than sixty (60) days before such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the record of stockholders of the Corporation. An affidavit of the Secretary or other person giving the notice or of the transfer agent of the Corporation that notice has been given shall be evidence of the facts stated therein.

      Notice of any meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by him except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

      Section 2.5. Adjourned Meeting and Notice Thereof. Any meeting of stockholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted on the original date of the meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date is fixed for the adjourned meeting by the Board of Directors. If notice of the adjourned meeting is given, such notice shall be given to each stockholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4.

      Section 2.6. Quorum. At any meeting of stockholders, except as otherwise expressly required by law or the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at such meeting shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. In the absence of a quorum, the stockholders present may adjourn such meeting. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.

      Section 2.7. Voting. Every stockholder of record shall be entitled, at every meeting of stockholders, to one (1) vote for every share standing in his name on the record of stockholders of the Corporation unless otherwise provided in the Certificate of Incorporation. Directors shall, unless otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three
(3) years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

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      The Board of Directors, in advance of any stockholders, meeting, may appoint one (1) or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders, meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made in advance of the meeting by the Board of Directors or at the meeting by the person presiding thereat.

      Section 2.8. Voting Rights of Certain Shares. Neither treasury shares nor shares held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall be counted for quorum purposes or entitled to vote. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without transfer of such shares into his name. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee. A stockholder whose shares are pledged shall be entitled to vote such until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

      Section 2.9. Action by Consent of Stockholders. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute or of the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

                        ARTICLE III - BOARD OF DIRECTORS

      Section 3.1. General Powers. The business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Certificate of Incorporation or these Bylaws.

      Section 3.2. Number of Directors. The number of directors constituting the entire Board of Directors shall be the number, not more than ten, as fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be five (5).

      Section 3.3. Election. Directors of the Corporation shall be elected to hold office until the next annual meeting. At each annual meeting of stockholders or at a special meeting in lieu of the annual meeting called for such purpose, a new Board of Directors of the Corporation shall be elected.

      Section 3.4. Term. Each director shall hold office until the expiration of the term for which he is elected and until his successor is duly elected and qualified, except in the event of

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the earlier termination of his term of office by reason of death, resignation, removal or other person.

      Section 3.5. Resignation and Removal. Any director may resign at any time upon written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Any director may be removed for cause by vote of the stockholders or the Board of Directors. Any director may be removed without cause by vote of the stockholders.

      Section 3.6. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring in the Board of Directors by reason of the removal of directors without cause may be filled only by vote of the stockholders.

      A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

      Section 3.7. Quorum and Voting. Unless the Certificate of Incorporation provides otherwise, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. A director interested in a contract or transaction may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the directors present may adjourn the meeting until a quorum shall be present.

      The vote of the majority of the directors present at the time of a vote at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation shall require the vote of a greater number.

      Section 3.8. Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with the law or the Certificate of Incorporation or these By-Laws, as the Board of Directors may deem proper.

      The Board of Directors may hold its meetings at any place within or without the State of Delaware as the Board of Directors may from time to time determine.

      Section 3.9. Annual Meeting of Board of Directors. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of stockholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise such annual meeting shall be held at such time (not more than thirty (30) days after the annual meeting of stockholders) and place as may be specified in a notice of the meeting.

      Section 3.10. Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place as shall from time to time be determined by the Board of Directors.
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After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

      Section 3.11. Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chief Executive officer, and shall be called by the President or the Secretary upon the written request of a majority of the Board of Directors then in office directed to the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time and place of such special meeting, shall be given to each director.

      Section 3.12. Notice of Meeting; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such director, addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four (4) days before the day on which such meeting is to be held, or (ii) if sent to him at such address by telegraph, cable, radio or wireless not later than two (2) days before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to held. Each such notice shall state the time and place of the meeting.

      Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the holding of such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      Section 3.13. Committees of Directors. The Board of Directors may, by resolution or resolutions, designate from among its members one (1) or more committees.

      The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by the Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.

      Section 3.14. Powers and Duties of Committees. Except as otherwise provided by law, any committee, to the extent provided in the resolution of resolutions creating such committee, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (a) amending the Certificate of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or (e) amending these By-Laws, and, unless expressly so provided by resolution of the Board, no such committee shall have power or authority in reference to (f) declaring a dividend, or (g) authorizing the issuance of share of the Corporation of any class.

      Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these By-

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Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors and the Chief Executive Officer when required.

      Section 3.15. Compensation of Directors. The Board of Directors may from time to time, in its discretion, fix the amounts, if any, which shall be payable to directors and to members of any committee of the Board of Directors for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

      Section 3.16. Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

      Section 3.17. Participation by Telephone Conference. Any one or more members of the board or committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                              ARTICLE IV - OFFICERS

      Section 4.1. Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and may include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include one or more Vice Presidents and a Controller. Any two (2) or more principal offices may be held by the same person.

      Section 4.2. Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors.

      If the Board of Directors shall fall to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

      Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

      Section 4.3. Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chief Executive Officer, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

      Section 4.4. Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any

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director for a specified period of time for any reason that the Board of
Directors may deem sufficient.

      Section 4.5. Removal of Officers. Any officer of the Corporation may be removed with or without cause by resolution of the Board of Directors.

      Section 4.6. Resignation. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors, to the Chief Executive Officer, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

      Section 4.7. Chairman of the Board. The Chairman of the Board, if one is elected, will preside at all meetings of the stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

      Section 4.8. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation. The Chief Executive Officer shall have all powers and duties usually incident to the office of Chief Executive Officer except as specifically limited by a resolution of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

      Section 4.9. President. The President shall be the chief operating officer of the Corporation and shall have general supervision over the business of the Corporation. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

      Section 4.10. Vice President. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Chief Executive officer or the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Chief Executive officer or the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Chief Executive Officer or the Board of Directors may determine. The Vice Presidents shall generally assist the Chief Executive Officer and the President in such manner as the Chief Executive Officer and the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

      Section 4.11. Secretary. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal, is duly authorized, and when so affixed may attest the same. The Secretary shall have all

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powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

      Section 4.12. Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board of Directors or the Chief Executive Officer may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, including the duties of Controller if none is elected, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

      Section 4.13. Controller. The Controller, if one is elected, shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller, except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

      Section 4.14. Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or securities as the Board of Directors may determine.

                            ARTICLE V - CAPITAL STOCK

      Section 5.1. Issuance of Certificates for Stock. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.

      Section 5.2. Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by (ii) the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer, and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof.

      If any such certificate is countersigned by a transfer agent or registered by a register, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

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      Section 5.3. Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of each stockholder, the number and class of shares held by each and the date when each became the owner of record thereof, and, in the case of certificates which have been canceled, the dates of cancellation thereof.

      The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings, and for all other purposes. Prior to due presentment for registration of transfer of any certificate for shares of capital stock of the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock represented by such certificate on the part of any other person whether or not the Corporation shall have express or other notice thereof.

      Section 5.4. Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one (1) or more transfer clerks or one (1) or more transfer agents and one (1) or more registers and may require all certificates for capital stock to bear the signature or signatures of any of them.

      Section 5.5. Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

      Section 5.6. Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

      Section 5.7. Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

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      Section 5.8. Fixing of Record Date. (a) The Board of Directors may fix, in
advance, a record date, which shall not be more than sixty (60), nor less than ten (10), days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such date shall be not less than twenty nor more than sixty days prior to such meeting.

      (b) If no record date is fixed by the Board of Directors:

            (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held;

            (ii) The record date for determining stockholders for any purpose other than that specified in subparagraph (i) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

                          ARTICLE VI - INDEMNIFICATION

      Section 6.1. Indemnification. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (including one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including, but not limited to, an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including, but not limited to, attorneys' fees incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification shall be made to or on behalf of any director or officer of the Corporation if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

      The Corporation shall he deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

      Expenses incurred in connection with a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of any such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the expenses so advanced, if the director or officer is ultimately found not to be entitled to indemnification, and where the director or officer is ultimately found to be entitled to some indemnification, to the extent the expenses so advanced exceed the indemnification to which the director or officer ultimately is found to be entitled.

      Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary resolution of the Corporation's Board of Directors or of the Corporation's stockholders in any specific case arising under the Delaware General Corporation Law, indemnification shall be awarded by a court to the maximum extent permitted under these By-laws. Application therefor may be made, in every case, either:

            (i) In. the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

            (ii) To a court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

      (a) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the Corporation. The court may also direct that notice be given at the expense of the Corporation to the Corporation's stockholders and such other persons as it may designate in such manner as it may require.

      (b) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein.

      All expenses incurred defending a civil or criminal action or proceeding which are allowed by a court under paragraph (b) above, shall be repaid in case the director or officer receiving such allowance is ultimately found not to be entitled to indemnification, and where the director or officer is ultimately found to be entitled to some indemnification, to the extent the expenses so allowed by the court exceed the indemnification to which the director or officer ultimately is found to be entitled.

      Any indemnification by the Corporation pursuant hereto shall only be made in the manner and to the extent authorized by applicable law, but shall be made to the maximum extent permitted by applicable law, and such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

      Section 6.2. Indemnification Insurance. To the extent permitted by law, the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

      Section 7.1. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures "Corporate Seal - 1994, Delaware" in the center. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

      Section 7.2. Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each year, or such other twelve (12) consecutive months as the Board of Directors may designate.

      Section 7.3. Execution of Instruments, Contracts, etc. All checks, drafts, bill so exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate. Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors, during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

      All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the powers to substitute, in the discretion of the person named, one (1) or more other persons.

                            ARTICLE VIII - AMENDMENTS

      Section 8.1. By Stockholders. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any meeting of stockholders.

      Section 8.2. By Directors. These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the Board of Directors.